Exhibit A (10) (c)

Pruco Life Insurance Company of New Jersey                  No.
                                                            ____________________

A Supplement to the Life Insurance Application for a variable contract in which _____________________________ is named as the proposed Insured.

________________________________________________________________________________



I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES. I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S INVESTMENT EXPERIENCE, BUT THE INSURANCE AMOUNT WILL NEVER BE LESS THAN THE FACE
AMOUNT AS LONG AS THE POLICY IS IN FORCE...................... YES [ ] NO [ ]

Note: Upon request, we will furnish illustrations of benefits, including death benefits and cash values, for (a) the variable life insurance contract applied for and (b) a fixed benefit life insurance contract for the same premium.



Date                                  Signature of Applicant

__________________________,19____     __________________________________________

                                     II-11